UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2014, Coty Inc. (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement" with Worldwide Beauty Offshore L.P. and Worldwide Beauty Onshore L.P., investment partnerships affiliated with Rhône (together, "Rhône"), Berkshire Fund VII, L.P., Berkshire Fund VII-A L.P., Berkshire Investors III LLC and Berkshire Investors IV LLC (together, "Berkshire"), M. Steven Langman and Bradley M. Bloom, under which the Company agreed to purchase all Class B Common Stock held by Rhône and Berkshire and all Class A Common Stock received by Mr. Langman Mr. Bloom in their capacities as members of the board of directors of the Company (the "Purchased Shares"). The Company has agreed to purchase a total of 59,786 shares of Class A Common Stock and 27,892,818 shares of Class B Common Stock from these selling stockholders. The purchase price for each Purchased Share is $16.7779, which was determined by calculating the volume weighted average price of the Company's Class A Common Stock from May 30, 2014 through June 5, 2014, inclusive. The expected closing date of the purchases is June 12, 2014. A press release announcing the transactions contemplated by the Stock Purchase Agreement is attached hereto as Exhibit 99.1.

Immediately prior to the execution of the Stock Purchase Agreement, Berkshire beneficially owned more than 5% and Rhône beneficially owned more than 10% of the Class A Common Stock of the Company as a result of their ownership of 9,429,348 and 19,429,348, respectively, shares of Class B Common Stock. Pursuant to the Amended and Restated Stockholders Agreement, dated as of June 12, 2013 (the "Stockholders Agreement"), by and among the Company, JAB Holdings B.V., Rhône and Berkshire (collectively, the "Parties"), Rhône and Berkshire each had the right to appoint a director to the slate nominated by the Company for election by its stockholders. Messrs. Langman and Bloom were appointed by Rhône and Berkshire, respectively, both of whom are expected to resign simultaneously with the closing of the share repurchase described above.

Item 1.02. Termination of a Material Agreement.

On June 5, 2014, in connection with the purchases described in Item 1.01 (the “Share Repurchase”), the Company agreed to enter into a Termination Agreement by and among the Parties, pursuant to which the Registration Rights Agreement, dated as of January 25, 2011 by and among the Parties, and the Stockholders Agreement, will be terminated, effective upon the consummation of the Share Repurchase. A form of the Termination Agreement is attached hereto as Exhibit 10.1.

JAB Holdings B.V. is the Company's controlling stockholder. The description of the Company's relationship with Berkshire and Rhône set forth in paragraph two of Item 1.01 is incorporated by reference in this Item 1.02.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On June 3, 2014, the Company announced its entry on May 31, 2014 into a distribution agreement in China with Li & Fung for some of the Company's brands sold through the mass distribution channel and announced the discontinuation of the Company's TJoy brand. The Company also announced on June 3, 2014 that, in conjunction with these actions, it will implement restructuring and product rationalization activities that are expected to generate other operating efficiencies.  It also disclosed on a Current Report on Form 8-K filed June 3, 2014 (the "June 3rd 8-K") that it expects to incur total pre-tax charges approximating $35 to $45 million, of which $25 to $30 million will be cash that is expected to be paid out commencing in fiscal 2015.

The Company also disclosed in the June 3rd 8-K that the restructuring actions are expected to generate annualized savings in excess of $20 million.

The Company has determined that, of the total pre-tax charges approximating $35 to $45 million it expects to incur, approximately $8 to $10 million is expected to be employee-related costs and contractual termination benefits, approximately $27 to $30 million is expected to consist primarily of product returns and mark downs and inventory write-offs, and $0 to $5 million is expected to consist of other related costs.

The Company expects to compete the restructuring and product rationalization activities described in this Item 2.05 during the fiscal year ending June 30, 2015.

Item 5.02(b). Departure of Directors.

On June 5, 2014, Messrs. Langman and Bloom gave notice of their intent to resign from the Board in connection with, and effective upon the consummation of, the purchases described in Item 1.01, and pursuant to the obligations of Rhône and Berkshire, respectively, under the Stockholders Agreement. Mr. Langman also gave notice of his intent to resign from his position on the Company's Remuneration and Nomination Committee, and Mr. Bloom gave notice of his intent to resign from his position on the Company's Audit and Finance Committee. Effective upon the resignations of Messrs. Langman and Bloom, the Board will decrease its size from ten to eight members.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description of Exhibit
10.1
Form of Termination Agreement among the Company, JAB Holdings B.V., Worldwide Beauty Offshore L.P., Worldwide Beauty Onshore L.P., Berkshire Fund VII, L.P., Berkshire Fund VII-A, L.P., Berkshire Investors III LLC and Berkshire Investors IV LLC

99.1	Press Release of Coty Inc. regarding repurchase, dated June 6, 2014

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements.  These forward-looking statements reflect the Company's current views with respect to, among other things, the contemplated repurchase of the Company's common stock from selling stockholders, its future financial results, including the amount and timing of charges expected as a result of the restructuring, and new business partnerships.  These forward-looking statements are generally identified by words or phrases, such as "expect", "will", "would" and similar words or phrases. Actual results may differ materially from the results predicted due to risks and uncertainties including:

•	Whether the Company and the selling stockholders will be able to consummate the transactions described in Item 1.01 as contemplated;

•	whether the Company will be able to implement the restructuring as planned;

•	whether the Company will incur higher than anticipated restructuring and related charges or payments or changes in the expected timing of such charges or payments;

•	whether the restructuring activities will generate lower than expected savings;

•	the Company and its business partners' ability to achieve their strategy and compete effectively in the market;

•	risks related to the Company's international operations, including reputational, regulatory, economic and foreign political risks;

•	the ability and willingness of the Company and its business partners to deliver under their agreements with them; and

•	administrative, development or other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts.

More information about potential risks and uncertainties that could affect the Company's business and financial results is included under "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.  The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: June 6, 2014	By:	/s/ Jules P. Kaufman
		Name:	Jules P. Kaufman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1
Form of Termination Agreement among the Company, JAB Holdings B.V., Worldwide Beauty Offshore L.P., Worldwide Beauty Onshore L.P., Berkshire Fund VII, L.P., Berkshire Fund VII-A L.P., Berkshire Investors III LLC and Berkshire Investors IV LLC

99.1	Press Release of Coty Inc. regarding repurchase, dated June 6, 2014